CONSENT OF INDEPENDENT AUDITORS

Board of Trustees and Shareholders
Putnam New York Tax Exempt Income Fund:

We consent to the use of our report dated January 8, 2004, incorporated in this Registration Statement by reference, to the Putnam New York Tax Exempt Income Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                                         KPMG LLP

Boston, Massachusetts
March 29, 2004